Exhibit 99.1

TransDigm Group Reports Fiscal 2016 Fourth Quarter and Year-End Results

Cleveland, Ohio, November 14, 2016/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2016.

Highlights for the fourth quarter and fiscal year include:

•	Fourth quarter net sales of $875.2 million, up 8.1% from $809.8 million;

•	Fourth quarter net income of $154.7 million, up 9.2% from $141.7 million;

•	Fourth quarter earnings per share of $2.77, up 10.8% from $2.50;

•	Fourth quarter EBITDA As Defined of $423.3 million, up 16.6% from $363.0 million;

•	Fourth quarter adjusted earnings per share of $3.29, up 16.3% from $2.83;

•	Fiscal 2016 net sales of $3,171.4 million, up 17.2% from $2,707.1 million;

•	Fiscal 2016 net income of $586.4 million, up 31.1% from $447.2 million;

•	Fiscal 2016 earnings per share of $10.39, up 32.5% from $7.84;

•	Fiscal 2016 EBITDA As Defined of $1,495.2 million, up 21.2% from $1,233.7 million; and

•	Fiscal 2016 adjusted earnings per share of $11.49, up 27.5% from $9.01.

Net sales for the quarter rose 8.1%, or $65.4 million, to $875.2 million from $809.8 million in the comparable quarter a year ago. The favorable contribution from the acquisitions of PneuDraulics, Breeze-Eastern and Data Device Corporation contributed $88.6 million of the increase, partially offset by a slight decrease in organic sales.

Net income for the quarter rose 9.2% to $154.7 million, or $2.77 per share, compared to $141.7 million, or $2.50 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above; improvements to our operating margin resulting from the strength of our proprietary products, continued productivity efforts and favorable product mix; and lower effective tax rate. This increase was partially offset by higher interest expense.

Adjusted net income for the quarter rose 14.6% to $183.6 million, or $3.29 per share, from $160.2 million, or $2.83 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 13.8% to $385.4 million from $338.7 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 16.6% to $423.3 million compared with $363.0 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 48.4%.

As previously reported, on September 23, 2016, TransDigm completed the acquisition of Young & Franklin Inc. and its subsidiaries, including Tactair Fluid Controls Inc., for a total purchase price of $260 million in cash. Young & Franklin manufactures proprietary, highly engineered valves and actuators.

Subsequent to the quarter, TransDigm successfully completed an offering of $1,150 million of term loans maturing in 2023. The proceeds were used to partially fund a special dividend of $24.00 per share paid in November 2016 and to repurchase $500 million of existing 7.50% Senior Subordinated Notes due 2021 which will be completed by the end of November 2016.

Full Fiscal Year Results

Fiscal 2016 net sales rose 17.2% to $3,171.4 million from $2,707.1 million in the comparable period last year. The favorable contribution from the acquisitions completed in fiscal 2015 and fiscal 2016 was $409.3 million of the increase in net sales.

Fiscal 2016 net income increased 31.1% to $586.4 million, or $10.39 per share, compared with $447.2 million, or $7.84 per share, in the comparable period last year. The increase in net income primarily reflects the increase in net sales described above; improvements to our operating margin resulting from the strength of our proprietary products, continued productivity efforts and favorable product mix; and lower effective tax rate. This increase was partially offset by higher interest expense.

Fiscal 2016 adjusted net income rose 26.6% to $645.3 million, or $11.49 per share, from $509.8 million, or $9.01 per share, in the comparable period a year ago.

Fiscal 2016 EBITDA increased 19.5% to $1,373.6 million from $1,149.3 million for the comparable period a year ago. EBITDA As Defined for the period increased 21.2% to $1,495.2 million compared with $1,233.7 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 47.1%.
“We are pleased with our operating results for both the fiscal fourth quarter and full fiscal year,” stated W. Nicholas Howley, TransDigm Group’s Chief Executive Officer, President and Chairman. “Fiscal 2016 was another good year for TransDigm. Our revenues were up 17% compared to the prior year and our EBITDA as Defined was up 21%. Overall, excluding acquisitions, full year revenues were very close to our original expectations and trends in the commercial aftermarket continue to be positive. Our reported EBITDA as Defined margin was strong at 47.1% and the margins in our core businesses once again improved year over year reflecting the power of our consistent value generation strategy.”
Mr. Howley continued, “During fiscal 2016 we once again saw a number of attractive M&A opportunities that resulted in the acquisition of three good proprietary aerospace businesses for approximately $1.4 billion in purchase price. In addition, the combination of our usual high free cash flow and attractive credit markets allowed us to return about $1.6 billion more to our shareholders in the form of approximately $200 million of share repurchases plus a $1.4 billion special dividend paid in early fiscal 2017. These activities are another good example of our continued focus on capital allocation and intrinsic value creation for our shareholders.”
Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2017 Outlook
Assuming no additional acquisitions and based upon current market conditions, TransDigm expects fiscal 2017 financial performance to be as follows:

•	Net sales are anticipated to be in the range of $3,515 million to $3,565 million compared with $3,171 million in fiscal 2016;

•	Net income is anticipated to be in the range of $577 million to $593 million compared with $586 million in fiscal 2016;

•	Earnings per share are expected to be in the range of $8.51 to $8.79 per share based upon weighted average shares outstanding of 56.5 million compared with $10.39 per share in fiscal 2016;

•	EBITDA As Defined is anticipated to be in the range of $1,671 million to $1,695 million compared with $1,495 million in fiscal 2016; and

•	Adjusted earnings per share are expected to be in the range of $11.84 to $12.12 per share compared with $11.49 per share in fiscal 2016.

Mr. Howley stated, “Our fiscal 2017 guidance assumes that our commercial aftermarket revenues will be up in the mid to high single-digit percentage range, commercial OEM revenues up in the low to mid-single-digit percentage range and defense revenues flat to slightly up. We remain cautious on the duration of the commercial transport OEM cycle but still expect to continue to generate substantial intrinsic value for our shareholders.”

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on November 14, 2016, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 11706470. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (855) 859-2056 and entering the pass code 11706470. International callers should dial (404) 537-3406 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2017 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 1
SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
NET SALES	$875,223	$809,792	$3,171,411	$2,707,115
COST OF SALES	390,904	382,192	1,443,348	1,257,270
GROSS PROFIT	484,319	427,600	1,728,063	1,449,845
SELLING AND ADMINISTRATIVE EXPENSES	111,347	98,270	382,858	321,624
AMORTIZATION OF INTANGIBLE ASSETS	23,971	16,253	77,445	54,219
INCOME FROM OPERATIONS	349,001	313,077	1,267,760	1,074,002
INTEREST EXPENSE - NET	139,767	113,162	483,850	418,785
REFINANCING COSTS	140	234	15,794	18,393
INCOME BEFORE INCOME TAXES	209,094	199,681	768,116	636,824
INCOME TAX PROVISION	54,426	58,008	181,702	189,612
NET INCOME	$154,668	$141,673	$586,414	$447,212
NET INCOME APPLICABLE TO COMMON STOCK	$154,668	$141,673	$583,414	$443,847
Net earnings per share:
Basic and diluted	$2.77	$2.50	$10.39	$7.84
Weighted-average shares outstanding:
Basic and diluted	55,832	56,610	56,157	56,606

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 2
SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$154,668	$141,673	$586,414	$447,212
Adjustments:
Depreciation and amortization expense	36,569	25,896	121,670	93,663
Interest expense - net	139,767	113,162	483,850	418,785
Income tax provision (1)	54,426	58,008	181,702	189,612
EBITDA	385,430	338,739	1,373,636	1,149,272
Adjustments:
Acquisition-related expenses and adjustments (2)	23,003	17,865	57,699	36,205
Non-cash stock compensation expense (3)	14,487	8,065	48,306	31,500
Refinancing costs (4)	140	234	15,794	18,393
Other, net (5)	241	(1,901)	(239)	(1,716)
Gross Adjustments to EBITDA	37,871	24,263	121,560	84,382
EBITDA As Defined	$423,301	$363,002	$1,495,196	$1,233,654
EBITDA As Defined, Margin (6)	48.4%	44.8%	47.1%	45.6%

(1) For the fiscal year ended September 30, 2016, the income tax provision was impacted by the adoption of Accounting Standards Update (“ASU”) 2016-09, “Improvements to Employee Share-Based Payment Accounting.”

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) For the periods ended September 30, 2016, represents debt issuance costs expensed in conjunction with the refinancing of our tranche C term loans in June 2016. For the periods ended September 30, 2015, represents debt issuance costs expensed in conjunction with the refinancing of our tranche B term loans in May 2015.

(5) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED				Table 3
SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Reported Earnings Per Share
Net income	$154,668	$141,673	$586,414	$447,212
Less: dividends on participating securities	—	—	(3,000)	(3,365)
Net income applicable to common stock - basic and diluted	$154,668	$141,673	$583,414	$443,847
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,289	53,609	53,326	53,112
Vested options deemed participating securities	2,543	3,001	2,831	3,494
Total shares for basic and diluted earnings per share	55,832	56,610	56,157	56,606
Basic and diluted earnings per share	$2.77	$2.50	$10.39	$7.84
Adjusted Earnings Per Share
Net income	$154,668	$141,673	$586,414	$447,212
Gross adjustments to EBITDA	37,871	24,263	121,560	84,382
Purchase accounting backlog amortization	8,082	1,903	19,467	4,704
Tax adjustment	(16,987)	(7,583)	(82,131)	(26,525)
Adjusted net income	$183,634	$160,256	$645,310	$509,773
Adjusted diluted earnings per share under the two-class method	$3.29	$2.83	$11.49	$9.01
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$2.77	$2.50	$10.39	$7.84
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.05	0.06
Non-cash stock compensation expense	0.19	0.10	0.61	0.39
Acquisition-related expenses	0.40	0.23	0.97	0.51
Refinancing costs	—	—	0.20	0.23
Reduction in income tax provision net income per common share related to the adoption of new accounting standard	(0.07)	—	(0.73)	—
Other, net	—	—	—	(0.02)
Adjusted earnings per share	$3.29	$2.83	$11.49	$9.01

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED
SEPTEMBER 30, 2016 AND SEPTEMBER 30, 2015
(Amounts in thousands)
(Unaudited)
	Fiscal Years Ended
	September 30, 2016	September 30, 2015
Net cash provided by operating activities	$668,930	$520,938
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	110,905	24,322
Interest expense - net (1)	467,639	402,988
Income tax provision - current (2)	175,894	188,952
Non-cash equity compensation (3)	(48,306)	(31,500)
Excess tax benefit from exercise of stock options	—	61,965
Refinancing costs (5)	(1,426)	(18,393)
EBITDA	1,373,636	1,149,272
Adjustments:
Acquisition-related expenses (4)	57,699	36,205
Non-cash stock compensation expense (3)	48,306	31,500
Refinancing costs (5)	15,794	18,393
Other, net (6)	(239)	(1,716)
EBITDA As Defined	$1,495,196	$1,233,654

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) For the fiscal year ended September 30, 2016, the income tax provision was impacted by the adoption of Accounting Standards Update (“ASU”) 2016-09, “Improvements to Employee Share-Based Payment Accounting.”

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(5) For the period ended September 30, 2016, represents debt issuance costs expensed in conjunction with the refinancing of our tranche C term loans in June 2016. For the period ended September 30, 2015, represents debt issuance costs expensed in conjunction with the refinancing of our tranche B term loans in May 2015.

(6) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	September 30, 2016	September 30, 2015
Cash and cash equivalents	1,586,994	714,033
Trade accounts receivable - net	576,339	444,072
Inventories - net	724,011	591,401
Current portion of long-term debt, net of debt issuance costs and OID	52,645	43,427
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	199,771	199,792
Accounts payable	156,075	142,822
Accrued current liabilities	344,112	271,553
Long-term debt, net of debt issuance costs and OID	9,943,191	8,106,383
Total stockholders' deficit	(651,490)	(1,038,306)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2017
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2017 (guidance
mid-point)
Net income	$585
Adjustments:
Depreciation and amortization expense	147
Interest expense - net	580
Income tax provision	263
EBITDA	1,575
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	24
Non-cash stock compensation expense (1)	51
Refinancing costs (1)	33
Gross Adjustments to EBITDA	108
EBITDA As Defined	$1,683
EBITDA As Defined, Margin (1)	47.5%

Earnings per share	$8.65
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.71
Non-cash stock compensation expense	0.62
Acquisition-related expenses and adjustments and other, net	0.60
Refinancing costs	0.40
Reduction in income tax provision net income per common share related to the adoption of new accounting standard	—
Adjusted earnings per share	$11.98

Weighted-average shares outstanding	56.5

(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.